Private & Confidential

Dated 26 March 2013

SEVENTH SUPPLEMENTAL AGREEMENT

relating to

a Reducing Revolving Credit Facility of up to (originally) US$120,000,000 to

GLOBUS MARITIME LIMITED

provided by

CREDIT SUISSE AG

(formerly known as CREDIT SUISSE)

Contents

Clause		Page

1	Definitions	2

2	Agreement of Bank	3

3	Amendments to Principal Agreement	3

4	Representations and warranties	10

5	Conditions	11

6	Relevant Parties' confirmation	12

7	Fees and Expenses	12

8	Miscellaneous and notices	13

9	Applicable law	13

Schedule 1 Documents and evidence required as conditions precedent		14

Schedule 2 Form of Mortgage Addendum		16

THIS SEVENTH SUPPLEMENTAL AGREEMENT is dated 26 March 2013 and made BETWEEN:

(1)	GLOBUS MARITIME LIMITED, a company initially incorporated in Jersey and redomiciled to the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Borrower”);

(2)	DEVOCEAN MARITIME LTD. (the “River Globe Owner”), ELYSIUM MARITIME LIMITED (the “Tiara Globe Owner”), DULAC MARITIME S.A. (the “Star Globe Owner”) and DOMINA MARITIME LTD. (the “Sky Globe Owner” and, together with the River Globe Owner, the Tiara Globe Owner and the Star Globe Owner, the “Owners”), each a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960;

(3)	GLOBUS SHIPMANAGEMENT CORP., a company incorporated in the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the “Manager”); and

(4)	CREDIT SUISSE AG (formerly known as CREDIT SUISSE), a company incorporated in Switzerland, with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland (the “Bank”).

WHEREAS:

(A)	this Agreement is made on the basis of an agreement reached between the Bank and the Borrower reflected in certain written terms sent by the Bank to the Borrower in December 2012;

(B)	this Agreement is supplemental to a facility agreement dated 26 November 2007, made between the Borrower and the Bank (the “Original Agreement”), as amended by a first supplemental agreement dated 12 March 2009, a second supplemental agreement dated 18 August 2009, a third supplemental agreement dated 17 May 2010, a fourth supplemental agreement dated 21 May 2010, a fifth supplemental agreement dated 12 November 2010 and a sixth supplemental agreement dated 5 May 2011, each made between (inter alios), the Borrower, certain of the Owners, the Manager and the Bank (together the “Supplemental Agreements” and, together with the Original Agreement, the “Principal Agreement”), pursuant to which the Bank agreed to make available to the Borrower a reducing revolving credit facility of (originally) up to One hundred and twenty million United States Dollars ($120,000,000) (of which the aggregate principal amount outstanding at the date hereof is Fifty two million United States Dollars ($52,000,000)) upon the terms and conditions set out therein;

(C)	the Borrower has requested the Bank to consent:

(a)	for the period commencing on 28 December 2012 and ending on 31 March 2014 (both inclusive) (the “Waiver Period”):

(i)	to waive the application of clause 8.4.1 (a) of the Principal Agreement on the terms set out in more detail in clause 3;

(ii)	to the change of the minimum amount of Consolidated Cash and Cash Equivalents (as defined in the Principal Agreement) required under clause 8.4.1 (b) of the Principal Agreement; and

(iii)	to the temporary reduction of the Security Requirement (as defined in the Principal Agreement) from 133% to 110%; and

(b)	to waive any breach of clause 8.4.1 in respect of any Accounting Period and any other time between 1 July 2012 and 28 December 2012; and

(D)	this Agreement sets out the terms and conditions upon which the Bank shall provide its agreement to:

(a)	the proposed amendments and waivers set out in recital (C) hereto;

(b)	certain other amendments to the terms of the Principal Agreement; and

(c)	certain other consequential amendments to the Principal Agreement.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Effective Date” means the date, being no later than 26 March 2013, on which the Bank notifies the Borrower in writing that the Bank has received the documents and evidence specified in clause 5 and schedule 1 in a form and substance satisfactory to it;

“Facility Agreement” means the Principal Agreement, as amended by this Agreement;

“Mortgage Addendum” means, in relation to each of the m.v.s River Globe, Tiara Globe and Sky Globe, the second amendment to the Mortgage over each such Ship, and in relation to the Star Globe, the first amendment to the Mortgage over that Ship, each made or (as the context may require) to be made between the relevant Owner and the Bank in the form set out in schedule 2 and “Mortgage Addenda” means any of them;

“Relevant Documents” means, together, this Agreement and the Mortgage Addenda and “Relevant Document” means any of them; and

“Relevant Parties” means the Borrower, the Owners, the Manager or, where the context so requires or permits, means any or all of them.

1.3	Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement, as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

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1.5	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.5.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.5.4	words importing the plural shall include the singular and vice versa;

1.5.5	references to a time of day are to London time;

1.5.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.8	references to any enactment shall be deemed to include references to such enactment as reenacted, amended or extended.

1.6	Third Party Rights

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement.

2	Agreement of Bank

The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agrees with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment, on or before 26 March 2013, of the conditions contained in clause 5 and schedule 1, the Bank agrees, with effect on and from the Effective Date:

(a)	to waive the application of clause 8.4.1 (a) in respect of any Accounting Period ending during the Waiver Period;

(b)	to waive any breach of clause 8.4.1 in respect of any Accounting Period and any other time between 1 July 2012 and 28 December 2012; and

(c)	to the amendments of the Principal Agreement on the terms set out in clause 3.

3	Amendments to Principal Agreement

3.1	Amendments

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions and the Principal Agreement (as so amended) will continue to be binding upon each of the Bank and the Borrower in accordance with its terms as so amended:

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3.1.1	by deleting in clause 1.2 of the Principal Agreement the definition of “Capital Adequacy Law” and by inserting in its place the following new definition of “Capital Adequacy Law”:

““Capital Adequacy Law” means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which the Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord, the Basel III Accord, any Basel II Regulation or any Basel III Regulation);”;

3.1.2	by deleting semi-colon and inserting a comma at the end of paragraph (b) of the definition of “LIBOR” in clause 1.2 of the Principal Agreement and adding the following words as a floating paragraph after such paragraph (b):

“and if any such rate is below zero, LIBOR will be deemed to be zero;”;

3.1.3	by deleting in clause 1.2 of the Principal Agreement the definition of “Margin” and by inserting in its place the following new definition of “Margin”:

““Margin” means:

(a)	from the date of this Agreement until 26 February 2009, zero point nine five per cent (0.95%) per annum;

(b)	from 27 February 2009 until 31 January 2010, one point seven five per cent (1 .75%) per annum;

(c)	from 1 February 2010 until 30 September 2010, zero point nine five per cent (0.95%) per annum;

(d)	from 1 October 2010 until 29 June 2011, zero point seven five per cent (0.75%) per annum;

(e)	from 30 June 2011 until 6 July 2011, zero point nine five per cent (0.95%) per annum;

(f)	from 7 July 2011 until 27 November 2011, zero point seven five per cent (0.75%) per annum;

(g)	from 28 November 2011 until 27 December 2012, zero point nine five per cent (0.95%) per annum;

(h)	from 28 December 2012 until 31 March 2014, two point one zero per cent (2.10%) per annum;

(i)	from 1 April 2014 and at all times thereafter, zero point nine five per cent (0.95%) per annum, but subject to paragraph U) below; or

(j)	for any period (after 1 April 2014) determined by the Bank during which the Security Value is higher than two hundred per cent (200%) of the aggregate of (i) the Loan and (ii) the Swap Exposure minus (iii) any balance then standing to the credit of the Security Accounts, zero point seven five per cent (0 .75%) per annum;”;

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3.1.4	by deleting in clause 1.2 of the Principal Agreement the definition of “Security Requirement” and by inserting in its place the following new definition of “Security Requirement”:

““Security Requirement” means the amount in Dollars (as certified by the Bank, whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which is:

(a)	for the period commencing on the date of this Agreement and ending on 27 December 2012, one hundred and thirty three per cent (133%);

(b)	for the period commencing 28 December 2012 and ending on 31 March 2014, one hundred and ten per cent (110%); and

(c)	from 1 April 2014 and at all times thereafter, one hundred and thirty three per cent (133%),

in each case of the aggregate of:

(i)	the Loan at that time; plus

(ii)	the Swap Exposure at such time; minus

(iii)	the aggregate amount, if any, standing to the credit of the Security Accounts at such time;”;

3.1.5	by deleting in clause 1.2 of the Principal Agreement the definition of “Supplemental Agreements” and by inserting in its place the following new definition of “Supplemental Agreements”:

““Supplemental Agreements” means together the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and the Seventh Supplemental Agreement;”;

3.1.6	by inserting the words “the New Mortgage Addenda,” after the words “the Mortgage Addenda,” in the definition of the “Security Documents” in clause 1.2 of the Principal Agreement;

3.1.7	by deleting the words “Basel 2” in all relevant definitions in clause 1.2 of the Principal Agreement as well as in all other clauses of the Principal Agreement where they may appear and by inserting in their place the words “Basel II”;

3.1.8	by inserting at the end of clause 1.4.3 of the Principal Agreement the following words:

“or any Basel III Regulation”;

3.1.9	by inserting the word “and” at the end of clause 1.4.7 of the Principal Agreement and by deleting the word “and” at the end of clause 1.4.8 of the Principal Agreement and clause 1.4.9 of the Principal Agreement in its entirety;

3.1.10	by inserting in the correct alphabetical order in clause 1.2 of the Principal Agreement the following new definitions of “Applicable Law”, “Basel III Accord”, “Basel III Regulation” “Existing Facility Agreements”, “Fifth Supplemental Agreement,”, “Sixth Supplemental Agreement”, “New Mortgage Addenda” and “Seventh Supplemental Agreement”:

““Applicable Law”:

(a)	means, in relation to any jurisdiction, any law, regulation, treaty, directive, decision, rule, regulatory requirement, judgment, order, ordinance, request, guideline or direction or any other act of any government entity of such jurisdiction whether or not having the force of law and with which any party to this Agreement is required to comply, or with which it would, in the normal course of its business, comply;”; and

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(b)	means any Basel II Regulation or any Basel III Regulation applicable to the Bank;”;

““Basel III Accord” means, together, “Basel III: A global regulatory framework for more resilient banks and banking systems” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” both published by the Basel Committee on Banking Supervision on 16 December 2010, in either case in the form existing on the date of the Seventh Supplemental Agreement;”;

““Basel III Regulation” means any Applicable Law implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;”;

““Existing Facility Agreement'''' means each of the existing facility agreement between (inter alios) the Borrower as borrower and Commerzbank AG as agent and the existing facility agreement between the Borrower as borrower and DVB Bank SE, as lender, as amended from time to time and “Existing Facility Agreements” means either or both of them;”;

““Fifth Supplemental Agreement” means the agreement dated 12 November 2010, made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;”;

““Sixth Supplemental Agreement” means the agreement dated 5 May 2011, made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;”;

““New Mortgage Addenda” has the meaning given to “Mortgage Addenda” in the Seventh Supplemental Agreement;”; and

““Seventh Supplemental Agreement” means the agreement dated 26 March 2013, made between (inter alios) (1) the Borrower and (2) the Bank, supplemental to this Agreement;”;

3.1.11	by deleting clause 8.3.6 of the Principal Agreement in its entirety and by replacing it with the following new clause 8.3.6:

“8.3.6	Share capital and distribution

purchase or otherwise acquire for value any shares of its capital or declare or pay any dividends in relation to the common shares in the Borrower or distribute any of its present or future assets, undertaking, rights or revenues to any of its shareholders provided however that at any time after 31 March 2014 the Borrower may declare or pay dividends to its shareholders if no Default shall have occurred at the time of declaration or payment of such dividends nor would occur as a result of the declaration or payment of such dividends;”;

3.1.12	by deleting paragraph 8.4.1 (b) of the Principal Agreement in its entirety and by replacing it with the following new paragraph 8.4.1 (b):

“(b)	Liquidity

(i)	subject as provided in paragraph (ii) below, it maintains at the end of each Accounting Period and at all other times during the Security Period, Consolidated Cash and Cash Equivalents in an amount which is not less than the higher of:

(A)	$10,000,000; and

(B)	Six Month Debt Service; and

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(ii)	at the end of each Accounting Period ending between 28 December 2012 and 31 March 2014 and at all other times during such period, it maintains Consolidated Cash and Cash Equivalent in an amount which is not less than the higher of:

(A)	$5,000,000; and

(B)	Six Month Debt Service,”;

3.1.13	by inserting the words “(including, without limitation, any information concerning the Existing Facility Agreements)”, after the words “operations and affairs”, in clause 8.1.7 of the Principal Agreement;

3.1.14	by inserting the following new clauses 8.5, 8.6 and 8.7 after clause 8.4 of the Principal Agreement;

“8.5 Sanctions

8.5.1	The Borrower understands that the Bank is (be it due to applicable laws or be it due to internal rules and regulations) prohibited from conducting transactions including finance transactions with the government of, or any person or entity owned or controlled by the government of, “Restricted Countries” or “ Restricted Persons”.

8.5.2	The Borrower confirms and undertakes that it shall not, and it will procure that no other Security Party will, transfer, make use of or provide the benefits of any money, proceeds or services provided by or received from the Bank to any Restricted Persons or conduct any business activity (such as entering into any ship acquisition agreement, any ship refinancing agreement and/or any charter agreement) related to a vessel, project, asset or otherwise for which money, proceeds or services have been received from the Bank with any Restricted Persons.

8.5.3	In this clause 8.5:

“Restricted Countries” means Cuba, Iran, Myanmar, North Korea, Sudan and Syria and any additional countries notified by the Bank to the Borrower based on respective sanctions being imposed by the United States Treasury Department's Office of Foreign Assets Control (“OFAC”) or any of the regulative bodies referred to in the definition of Restricted Persons.

“Restricted Persons” means persons, entities or any other parties (i) located, domiciled, resident or incorporated in Restricted Countries, and/or (ii) subject to any sanction administrated by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland (“SECO”), OFAC, the HM Treasury of the United Kingdom, the Monetary Authority of Singapore (“MAS”) and the Hong Kong Monetary Authority (“HKMA”) and/or any other applicable country and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and/or (ii) above.

8.6	Most favoured nation

8.6.1	Without prejudice to the provisions of clause 8.3, the Borrower undertakes with the Bank that it will not, and will procure that no other member of the Group will agree with, for the benefit of, or in favour of, any lender or creditor (including Commerzbank AG and DVB Bank SE) of any Borrowed Money incurred by the relevant member of the Group before the date of the Seventh Supplemental Agreement, any amendments or other arrangements (including in the context of any waivers) (the more favourable rights), which are in any respect more favourable to such lender or creditor than the provisions of the Seventh Supplemental Agreement are in favour of the Bank.

8.6.2	Without prejudice to clause 8.6.1 and the consequences of their breach by the Borrower under clause 10, in the event and each time that the Borrower or any other member of the Group agree to, or grant, or agree to grant, any more favourable rights in breach of clause 8.6.1, the Borrower undertakes and agrees with the Bank:

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(a)	to notify the Bank forthwith after the relevant agreement to, or the granting of or any agreement to grant (as the case may be), such more favourable rights;

(b)	to agree to, provide and grant, such more favourable rights also in favour of the Bank under or in connection with this Agreement and the other Security Documents (and the transactions contemplated thereunder), by entering into (and/or by procuring that any Security Party or any other person entering into) such documentation as the Bank shall reasonably require, immediately after the Bank's request to the Borrower; and

(c)	any such more favourable rights shall in any event apply to this Agreement and the other Security Documents automatically from the time they are granted to any other creditor or creditors, and irrespective of whether the Borrower and the other Security Parties have complied with their other obligations under this clause 8.6, except if the Bank at any time advises the Borrower that such or certain of such more favourable rights will not so apply and always without prejudice to the terms and conditions of this Agreement and the other Security Documents.

8.7	No restructuring

The Borrower undertakes that each Existing Facility Agreement will be maintained on a stand alone basis with the Bank as an independent facility agreement each comprising an independent credit facility to the Borrower, and that the Borrower will not participate into any restructuring or rescheduling or any other amendments or similar arrangements with the relevant lenders of either of the Existing Facility Agreements without the Bank's prior written consent. “;

3.1.15	by inserting the words “or 8.5 or 8.6 or 8.7” after the words “or 8.4 of the Principal Agreement”;

3.1.16	by deleting clause 14.3 and clause 14.4 in their entirety and by replacing them with the following new clause 14.3 and new clause 14.4 respectively:

“14.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which to be promptly responded to) unless (a) the Assignee shall be a Related Company of the Bank or (b) an Event of Default has occurred (in which cases no such consent shall be required, the Borrower consenting to such assignment by its execution of this Agreement and the Seventh Supplemental Agreement).

14.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to anyone or more banks or other financial institutions (a “Transferee”) with the prior written consent of the Borrower (such consent not to be unreasonably withheld and the request for which to be promptly responded to) unless (a) the Transferee shall be a Related Company of the Bank or (b) an Event of Default has occurred (in which cases no such consent shall be required, the Borrower consenting to such transfer by its execution of this Agreement and the Seventh Supplemental Agreement). For any such transfer to become effective, the Transferee must, by delivery of such undertaking as the Bank may approve, become bound by the terms of this Agreement and agree to perform all or, as the case may be, part of the Bank's obligations under this Agreement”;

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3.1.17	by deleting clause 14.7 of the Principal Agreement in its entirety and by replacing it with the following new clause 14.7:

“14.7	Disclosure of information

The Borrower authorises the Bank to disclose all information related or connected to:

a)	any Ship or any other vessel owned or operated by a Security Party;

b)	the negotiation, drafting and content of this Agreement and the Security Documents;

c)	the Loan; or

d)	any Security Party,

to any prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to the Agreement and to any service provider (included but not limited to professional advisers, auditors, lawyers, accountants, surveyors, valuers, insurers, insurance advisers and brokers) or other party which the Bank may in its discretion deem necessary or desirable in any connection with this Agreement or any other Security Document, or the protection or enforcement of its rights thereunder.";

3.1.18	by inserting the following paragraphs at the end of clause 15.1 of the Principal Agreement:

"The Bank and the Borrower, agree that all information, orders, and instructions that may arise as a result of this Agreement can be sent via e-mail. The Bank is authorized to send information to any e-mail address that the Borrower has previously given the Bank in writing or of which it is aware from e-mail communication with the Borrower. In addition, the Borrower authorizes the Bank to communicate via e-mail with third parties who are likewise affected by the services provided by the Bank. The Bank is entitled to assume that all the orders and instructions emailed by the Borrower or a third party deSignated by the Borrower within the scope of this Agreement are from an authorized individual, irrespective of the existing signatory rights in accordance with the commercial register (or any other applicable equivalent document) or the specimen signature provided to the Bank. The Borrower is aware of the following risks of exchanging information electronically:

(a)	the unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn about a banking relationship;

(b)	the information can be changed by a third party;

(c)	the identity of the sender (e-mail address) can be assumed or otherwise manipulated; and

(d)	the exchange of information can be delayed or interrupted due to transmission errors, technical faults, interruption, malfunctions, illegal interventions, network overload, the malicious blocking of electronic access by third parties, or other shortcomings on the part of the network provider. Time-critical orders and instructions might not be processed on time.

Therefore, the Borrower is advised to use another suitable means of communication for these types of orders and instructions."; and

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3.1.19	by deleting the title in the form of the Drawdown Notice in Schedule 1 of the Principal Agreement and by inserting the following new title:

"US$120,000,000 Reducing Revolving Credit Facility

Facility Agreement dated 26 November 2007, as amended by a first supplemental agreement dated 12 March 2009, a second supplemental agreement dated 18 August 2009, a third supplemental agreement dated 17 May 2010, a fourth supplemental agreement dated 21 May 2010, a fifth supplemental agreement dated 12 November 2010, a sixth supplemental agreement dated 5 May 2011 and a seventh supplemental agreement dated 26 March 2013".

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and this Agreement and the Principal Agreement shall, in each case, be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Bank that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement, clause 4 of each Owner's Guarantee and clause 3 of each Manager's Undertaking were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

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4.1.5	No filings required

save for the registration of the Mortgage Addenda with the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern this Agreement and the choice of the laws of the Republic of the Marshall Islands to govern the Mortgage Addenda, and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts, are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of each Owner's Guarantee, clause 3 of each Manager's Undertaking and clause 7 of the Principal Agreement shall be deemed to be repeated by each of the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

5.2	General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

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6	Relevant Parties' confirmation

6.1	Guarantees

Each of the Owners hereby confirms its consent to the amendments of the Principal Agreement, the waivers of the Bank and the other arrangements contained in this Agreement and further acknowledges and agrees that:

6.1.1	the Owner's Guarantee and any other Security Document to which that Owner is a party and the obligations of that Owner thereunder, shall remain and continue in full force and effect notwithstanding the said amendments of the Principal Agreement, the waivers of the Bank and the other arrangements contained in this Agreement; and

6.1.2	with effect from the Effective Date, references in the Owner's Guarantee and any other Security Document to which that Owner is a party to the "Agreement" or "the Facility Agreement" or the "Loan Agreement" (or such other equivalent or similar references) shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended, and shall also be deemed to include this Agreement and the obligations of the Borrower hereunder.

6.2	Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement, the waivers of the Bank and the other arrangements contained in this Agreement and further acknowledges and agrees that:

6.2.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the said amendments made to the Principal Agreement, the waivers of the Bank and the other arrangements contained in this Agreement; and

6.2.2	with effect from the Effective Date, references to "the Agreement" or "the Facility Agreement" or the "the Loan Agreement" (or such other equivalent or similar references) in any of the Security Documents to which it is a party shall henceforth be references to the Principal Agreement, as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include the obligations of the Borrower hereunder.

7	Fees and Expenses

7.1	Fees

The Borrower shall pay to the Bank on the date of this Agreement an up-front amendment fee of Twenty six thousand Dollars ($26,000).

7.2	Expenses

The Borrower agrees to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

7.2.1	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and

7.2.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

12

7.3	Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.4	Stamp and other duties

The Borrower agrees to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 15.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with it) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Messrs Saville & Co. at present of One Carey Lane, London EC2V 8AE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in anyone or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with it).

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

13

Schedule 1

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents, certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party:

(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect

together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;

3	Relevant Documents

this Agreement and the Mortgage Addenda, each duly executed by the Relevant Parties;

14

4	Mortgage Addenda Registration

evidence that the Mortgage Addenda have been registered against the Ships under the laws and flag of the relevant Flag States through the relevant Registries;

5	Interest Payment

payment by the Borrower of the amount of $146,177.78, being the interest due and payable to the Bank as a result of the retroactive increase of the Margin under this Agreement with effect from 28 December 2012 (namely, for the outstanding balance of the Loan on and after 28 December 2012), for the period between 28 December 2012 and the Effective Date;

6	Legal opinion

an opinion of Messrs Reeder & Simpson, special legal advisers on matters of Marshall Islands law to the Bank; and

7	Process agent

an original or certified true copy of a letter from the agent for receipt of service of proceedings of each Relevant Party accepting its appointment under this Agreement or any other Relevant Document as process agent of each Relevant Party.

15

Schedule 2

Form of Mortgage Addendum

16

AMENDMENT NO.2 TO FIRST PREFERRED MORTGAGE

THIS AMENDMENT NO. 2 TO FIRST PREFERRED MORTGAGE (this "Amendment") is made this 26 day of March 2013 between DOMINA MARITIME LTD., a corporation organized and existing under the laws of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (the "Owner"), and CREDIT SUISSE AG (formerly known as CREDIT SUISSE) of Paradeplatz 8, 8070 Zurich, Switzerland (the "Mortgagee"), and is supplemental to a First Preferred Mortgage dated 19 May 2010 made by the Owner in favor of the Mortgagee on the Marshall Islands registered motor vessel SKY GLOBE (the "Vessel"), Official No. 3949, of 32,929 tons gross and 19,132 tons net register, and which Mortgage was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 10:19 A.M., E.E.S.T. at Piraeus, Greece (May 19,2010 at 03:19 A.M .. , E.D.S.T). on 19 May 2010 in Book PM21 at Page 397, and which mortgage was amended by an Amendment No.1 thereto dated 25 May 2010 and which Amendment No.1 was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 10:39 A.M., E.E.S.T. at Piraeus, Greece (May 25, 2010 at 03:39 A.M., E.D.S.T.) on 25 May 2010 in Book PM21 at Page 425 (hereinafter together called the "Mortgage").

WHEREAS:

A.	The Owner granted the Mortgage to the Mortgagee as security for its Corporate Guarantee (as defined in the Mortgage), of (i) the Loan (as defined in the Mortgage) interest thereon and all other sums of money owing to the Mortgagee by GLOBUS MARITIME LIMITED (the "Borrower") under that certain Facility Agreement dated 26 November 2007, as amended by a first supplemental agreement dated 12 March 2009, made between, inter alios, the Borrower, the Owner, Globus Shipmanagement Corp. (the "Manager") and the Mortgagee, a second supplemental agreement dated 18 August 2009, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (the "Second Supplemental Agreement"), a third supplemental agreement dated 17 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee and a fourth supplemental agreement dated 21 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (together, the "Principal Agreement"), and (ii) the debts and obligations arising or that may arise in favour of the Mortgagee under the Master Swap Agreement (as defined in the Mortgage) up to the maximum amount of Twenty Four Million Dollars ($24,000,000).

B.	The Principal Agreement has been further amended by a fifth supplemental agreement dated 12 November 2010 (the "Fifth Supplemental Agreement'), a sixth supplemental agreement dated 5 May 2011 (the "Sixth Supplemental Agreement") and a seventh supplemental agreement dated 26 March 2013 (the "Seventh Supplemental Agreement" and together with the Principal Agreement, the Fifth Supplemental Agreement and the Sixth Supplemental Agreement hereinafter called the "Amended Loan Agreement") made among, inter alios, the Borrower, the Owner, the Manager and the Mortgagee and pursuant to which Seventh Supplemental Agreement, among other things, the Margin (as defined in the Amended Loan Agreement) has been amended for the periods set out therein, and the Mortgagee and the Owner have agreed to enter into this Amendment to the Mortgage. A copy of the form of each of the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and the Seventh Supplemental Agreement, are attached hereto as Exhibit 1, Exhibit 2 and Exhibit 3 respectively and shall be read together herewith.

NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

1.           The Mortgage be and hereby is amended as follows:

A.          All references in the Mortgage to "this Mortgage" and "this First Preferred Mortgage" shall be read and construed to mean the Mortgage as supplemented and amended by this Amendment No.2 to First Preferred Mortgage.

B.           All references in the Mortgage to the "Loan Agreement" are hereby amended to read the "Amended Loan Agreement" and all references in the Mortgage to the Loan Agreement shall be read and construed as references to the Amended Loan Agreement.

C.           All the other terms and conditions of the Mortgage shall remain in full force and effect, and the Mortgage shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

2.           As amended by this Amendment No.2 to First Preferred Mortgage, the Mortgage is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

DOMINA MARITIME LTD.		CREDIT SUISSE AG

By:		By:
	Name:		Name:
	Title:		Title:

ACKNOWLEDGMENT

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Athanasios Feidakis to me known, who being by me duly sworn did depose and say that he resides at 2 Zefyrou Street, Ekali, 14578 Athens, Greece; that he is Attorney-in-Fact of DOMINA MARITIME LTD., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.

Special Agent of the Republic
of the Marshall Islands

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Albert Kromm to me known, who being by me duly sworn did depose and say that he resides at Building K1, 1 Palea Leoforos Posidonos & 3 Moraitini Street, 175 01 Delta Paleo Faliro Athens, Greece; that he is Attorney-in-Fact of CREDIT SUISSE AG, the bank described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said bank.

Special Agent of the Republic
of the Marshall Islands

Exhibit 1

Fifth Supplemental Agreement

Exhibit 2

Sixth Supplemental Agreement

Exhibit 2

Seventh Supplemental Agreement

MEMORANDUM OF PARTICULARS

Name of Vessel	Official Number	Gross Tonnage	Net Tonnage
SKY GLOBE	3949	32,929	19,132

Type of Instrument:	Amendment No. 2 to First Preferred Mortgage

Date of Instrument:	26 March 2013

Mortgagor;	DOMINA MARITIME LTD.

Mortgagee	CREDIT SUISSE AG

Date(s) of Maturity:	No Change

Total Amount of Mortgage:	No Change

Evidence of Mortgage Debt
(include date and amount):	Whereas clauses of the First Preferred Mortgage as amended by Amendment No. 2 to First Preferred Mortgage, the Amended Loan Agreement (as defined in the Mortgage as amended by Amendment No. 2 to First Preferred Mortgage), and Clause 3 of the First Preferred Mortgage as amended by Amendment No. 2 to First Preferred Mortgage

Separate discharge amount:	No Change

Intended Effect of Instrument: to amend Mortgage covenants.

CREDIT SUISSE AG	DOMINA MARITIME LTD.

By	By

AMENDMENT NO. 1 TO FIRST PREFERRED MORTGAGE

THIS AMENDMENT NO.1 TO FIRST PREFERRED MORTGAGE (this "Amendment") is made this 26 day of March 2013 between DULAC MARITIME S.A., a corporation organized and existing under the laws of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (the "Owner"), and CREDIT SUISSE AG (formerly known as CREDIT SUISSE) of Paradeplatz 8, 8070 Zurich, Switzerland (the "Mortgagee"), and is supplemental to a First Preferred Mortgage dated 25 May 2010 made by the Owner in favor of the Mortgagee on the Marshall Islands registered motor vessel STAR GLOBE (the "Vessel"), Official No. 3950, of 32,929 tons gross and 19,132 tons net register, and which Mortgage was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 10:39 A.M. E.E.S.T. at Piraeus, Greece (May 25, 2010 at 03:39 A.M., E.D.S.T.) on 25 May 2010 in Book PM21 at Page 422 (hereinafter together called the "Mortgage").

WHEREAS:

A.	The Owner granted the Mortgage to the Mortgagee as security for its Corporate Guarantee (as defined in the Mortgage), of (i) the Loan (as defined in the Mortgage) interest thereon and all other sums of money owing to the Mortgagee by GLOBUS MARITIME LIMITED (the "Borrower") under that certain Facility Agreement dated 26 November 2007, as amended by a first supplemental agreement dated 12 March 2009, made between, inter alios, the Borrower, Globus Shipmanagement Corp. (the "Manager") and the Mortgagee, a second supplemental agreement dated 18 August 2009, made between, inter alios, the Borrower, the Manager and the Mortgagee (the "Second Supplemental Agreement"), a third supplemental agreement dated 17 May 2010, made between, inter alios, the Borrower, the Manager and the Mortgagee and a fourth supplemental agreement dated 21 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (together, the "Principal Agreement"), and (ii) the debts and obligations arising or that may arise in favour of the Mortgagee under the Master Swap Agreement (as defined in the Mortgage) up to the maximum amount of Twenty Four Million Dollars ($24,000,000).

B.	The Principal Agreement has been further amended by a fifth supplemental agreement dated 12 November 2010 (the "Fifth Supplemental Agreement'), a sixth supplemental agreement dated 5 May 2011 (the "Sixth Supplemental Agreement") and a seventh supplemental agreement dated 26 March 2013 (the "Seventh Supplemental Agreement" and together with the Principal Agreement, the Fifth Supplemental Agreement and the Sixth Supplemental Agreement hereinafter called the "Amended Loan Agreement") made among, inter alios, the Borrower, the Owner, the Manager and the Mortgagee and pursuant to which Seventh Supplemental Agreement, among other things, the Margin (as defined in the Amended Loan Agreement) has been amended for the periods set out therein and the Mortgagee and the Owner have agreed to enter into this Amendment to the Mortgage. A copy of the form of each of the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and the Seventh Supplemental Agreement, are attached hereto as Exhibit 1, Exhibit 2 and Exhibit 3 respectively and shall be read together herewith.

NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

1.          The Mortgage be and hereby is amended as follows:

A.          All references in the Mortgage to "this Mortgage" and "this First Preferred Mortgage" shall be read and construed to mean the Mortgage as supplemented and amended by this Amendment No. 1 to First Preferred Mortgage.

B.          All references in the Mortgage to the "Loan Agreement" are hereby amended to read the "Amended Loan Agreement" and all references in the Mortgage to the Loan Agreement shall be read and construed as references to the Amended Loan Agreement.

C.          All the other terms and conditions of the Mortgage shall remain in full force and effect, and the Mortgage shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

2.          As amended by this Amendment No.1 to First Preferred Mortgage, the Mortgage is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

DULAC MARITIME S.A.		CREDIT SUISSE AG

By:		By:
	Name:		Name:
	Title:		Title:

ACKNOWLEDGMENT

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Georgios Karageorgiou to me known, who being by me duly sworn did depose and say that he resides at 2 Zefyrou Street, Ekali, 14578 Athens, Greece; that he is Attorney-in-Fact of DULAC MARITIME S.A., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.

Special Agent of the Republic
of the Marshall Islands

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Albert Kromm to me known, who being by me duly sworn did depose and say that he resides at Building K1,1 Palea Leoforos Posidonos & 3 Moraitini Street, 175 01 Delta Paleo Faliro Athens, Greece; that he is Attorney-in-Fact of CREDIT SUISSE AG, the bank described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said bank.

Special Agent of the Republic
of the Marshall Islands

Exhibit 1

Fifth Supplemental Agreement

Exhibit 2

Sixth Supplemental Agreement

Exhibit 2

Seventh Supplemental Agreement

MEMORANDUM OF PARTICULARS

Name of Vessel	Official Number	Gross Tonnage	Net Tonnage
STAR GLOBE	3950	32,929	19,132

Type of Instrument:	Amendment No. 1 to First Preferred Mortgage

Date of Instrument:	26 March 2013

Mortgagor;	DULAC MARITIME S.A.

Mortgagee	CREDIT SUISSE AG

Date(s) of Maturity:	No Change

Total Amount of Mortgage:	No Change

Evidence of Mortgage Debt
(include date and amount):	Whereas clauses of the First Preferred Mortgage as amended by Amendment No. 1 to First Preferred Mortgage, the Amended Loan Agreement (as defined in the Mortgage as amended by Amendment No.1 to First Preferred Mortgage), and Clause 3 of the First Preferred Mortgage as amended by Amendment No. 1 to First Preferred Mortgage

Separate discharge amount:	No Change

Intended Effect of Instrument:	to amend Mortgage covenants.

CREDIT SUISSE AG	DULAC MARITIME LTD.

By	By

AMENDMENT NO. 2 TO FIRST PREFERRED MORTGAGE

THIS AMENDMENT NO.2 TO FIRST PREFERRED MORTGAGE (this “Amendment”) is made this 26 day of March 2013 between ELYSIUM MARITIME LIMITED, a corporation organized and existing under the laws of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (the “Owner”), and CREDIT SUISSE AG (formerly known as CREDIT SUISSE) of Paradeplatz 8, 8070 Zurich, Switzerland (the “Mortgagee”), and is supplemental to a First Preferred Mortgage dated 18 December 2007 made by the Owner in favor of the Mortgagee on the Marshall Islands registered motor vessel TIARA GLOBE (the “Vessel”), Official No. 3007, of 39,755 tons gross and 25,379 tons net register, and which Mortgage was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 08:31 A.M., E..E.T. at Piraeus, Greece (December 18, 2007 at 01:31 A.M.,E.S.T.) on 18 December 2007 in Book PM18 at Page 1112, and which mortgage was amended by an Amendment No. 1 thereto dated 25 May 2010 and which Amendment No. 1 was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 10:39 A.M., E.E.S.T. at Piraeus, Greece (May 25, 2010 at 03:39 A.M., E.D.S.T.) on 25 May 2010 in Book PM21 at Page 424 (hereinafter together called the “Mortgage”).

WHEREAS:

A.	The Owner granted the Mortgage to the Mortgagee as security for its Corporate Guarantee (as defined in the Mortgage), of (i) the Loan (as defined in the Mortgage) interest thereon and all other sums of money owing to the Mortgagee by GLOBUS MARITIME LIMITED (the “Borrower”) under that certain Facility Agreement dated 26 November 2007, as amended by a first supplemental agreement dated 12 March 2009, made between, inter alios, the Borrower, the Owner, Globus Shipmanagement Corp. (the “Manager”) and the Mortgagee, a second supplemental agreement dated 18 August 2009, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (the “Second Supplemental Agreement”), a third supplemental agreement dated 17 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee and a fourth supplemental agreement dated 21 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (together, the “Principal Agreement”), and (ii) the debts and obligations arising or that may arise in favour of the Mortgagee under the Master Swap Agreement (as defined in the Mortgage) up to the maximum amount of Twenty Four Million Dollars ($24,000,000).

B.	The Principal Agreement has been further amended by a fifth supplemental agreement dated 12 November 2010 (the “Fifth Supplemental Agreement”), a sixth supplemental agreement dated 5 May 2011 (the “Sixth Supplemental Agreement”) and a seventh supplemental agreement dated 26 March 2013 (the “Seventh Supplemental Agreement” and together with the Principal Agreement, the Fifth Supplemental Agreement and the Sixth Supplemental Agreement hereinafter called the “Amended Loan Agreement”) made among, inter alios, the Borrower, the Owner, the Manager and the Mortgagee and pursuant to which Seventh Supplemental Agreement, among other things, the Margin (as defined in the Amended Loan Agreement) has been amended for the periods set out therein, and the Mortgagee and the Owner have agreed to enter into this Amendment to the Mortgage. A copy of the form of each of the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and the Seventh Supplemental Agreement, are attached hereto as Exhibit 1, Exhibit 2 and Exhibit 3 respectively and shall be read together herewith.

NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

1.	The Mortgage be and hereby is amended as follows:

A.           All references in the Mortgage to “this Mortgage” and “this First Preferred Mortgage” shall be read and construed to mean the Mortgage as supplemented and amended by this Amendment No. 2 to First Preferred Mortgage.

B.           All references in the Mortgage to the “Loan Agreement” are hereby amended to read the “Amended Loan Agreement” and all references in the Mortgage to the Loan Agreement shall be read and construed as references to the Amended Loan Agreement.

C.           All the other terms and conditions of the Mortgage shall remain in full force and effect, and the Mortgage shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

2.           As amended by this Amendment No. 2 to First Preferred Mortgage, the Mortgage is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

ELYSIUM MARITIME LIMITED		CREDIT SUISSE AG

By:		By:
	Name:		Name:
	Title:		Title:

ACKNOWLEDGMENT

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Georgios Karageorgiou to me known, who being by me duly sworn did depose and say that he resides at 2 Zefyrou Street, Ekali, 14578 Athens, Greece; that he is Attorney-in-Fact of ELYSIUM MARITIME LIMITED, the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.

Special Agent of the Republic
of the Marshall Islands

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Albert Kromm to me known, who being by me duly sworn did depose and say that he resides at Building K1, 1 Palea Leoforos Posidonos & 3 Moraitini Street, 175 01 Delta Paleo Faliro Athens, Greece; that he is Attorney-in-Fact of CREDIT SUISSE AG, the bank described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said bank.

Special Agent of the Republic
of the Marshall Islands

Exhibit 1

Fifth Supplemental Agreement

EXHIBIT 2

Sixth Supplemental Agreement

EXHIBIT 3

Seventh Supplemental Agreement

MEMORANDUM OF PARTICULARS

Name of Vessel	Official Number	Gross Tonnage	Net Tonnage
TIARA GLOBE	3007	39,755	25,379

Type of Instrument:	Amendment No. 2 to First Preferred Mortgage

Date of Instrument:	26 March 2013

Mortgagor;	ELYSIUM MARITIME LIMITED

Mortgagee	CREDIT SUISSE AG (formerly known as CREDIT SUISSE)

Date(s) of Maturity:	No Change

Total Amount of Mortgage:	No Change

Evidence of Mortgage Debt
(include date and amount):	Whereas clauses of the First Preferred Mortgage as amended by Amendment No. 2 to First Preferred Mortgage, the Amended Loan Agreement (as defined in the Mortgage as amended by Amendment No. 2 to First Preferred Mortgage), and Clause 3 of the First Preferred Mortgage as amended by Amendment No. 2 to First Preferred Mortgage

Separate discharge amount:	No Change

Intended Effect of Instrument:	to amend Mortgage covenants.

CREDIT SUISSE AG	ELYSIUM MARITIME LIMITED

By	By

AMENDMENT NO. 2 TO FIRST PREFERRED MORTGAGE

THIS AMENDMENT NO.2 TO FIRST PREFERRED MORTGAGE (this “Amendment”) is made this 26 day of March 2013 between DEVOCEAN MARITIME LTD., a corporation organized and existing under the laws of the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960, (the “Owner”), and CREDIT SUISSE AG (formerly known as CREDIT SUISSE) of Paradeplatz 8, 8070 Zurich, Switzerland (the “Mortgagee”), and is supplemental to a First Preferred Mortgage dated 18 December 2007 made by the Owner in favor of the Mortgagee on the Marshall Islands registered motor vessel RIVER GLOBE (the “Vessel”), Official No. 2977, of 31,261 tons gross and 18,291 tons net register, and which Mortgage was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 08:42 A.M., E.E.T. at Piraeus, Greece (December 18, 2007 at 01:42 A.M., E.S.T.). on 18 December 2007 in Book PM18 at Page 1111, and which mortgage was amended by an Amendment No.1 thereto dated 25 May 2010 and which Amendment No. 1 was recorded in the Indexes maintained by the Maritime Administrator of the Republic of Marshall Islands at 10:39 A.M., E.E.S.T. at Piraeus, Greece (May 25,2010 at 03:39 A.M., E.D.S.T.) on 25 May 2010 in Book PM21 at Page 423 (hereinafter togethercalled the “Mortgage”).

WHEREAS:

A.	The Owner granted the Mortgage to the Mortgagee as security for its Corporate Guarantee (as defined in the Mortgage), of (i) the Loan (as defined in the Mortgage) interest thereon and all other sums of money owing to the Mortgagee by GLOBUS MARITIME LIMITED (the “Borrower”) under that certain Facility Agreement dated 26 November 2007, as amended by a first supplemental agreement dated 12 March 2009, made between, inter alios, the Borrower, the Owner, Globus Shipmanagement Corp. (the “Manager”) and the Mortgagee, a second supplemental agreement dated 18 August 2009, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (the “Second Supplemental Agreement”), a third supplemental agreement dated 17 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee, and a fourth supplemental agreement dated 21 May 2010, made between, inter alios, the Borrower, the Owner, the Manager and the Mortgagee (together, the “Principal Agreement”), and (ii) the debts and obligations arising or that may arise in favour of the Mortgagee under the Master Swap Agreement (as defined in the Mortgage) up to the maximum amount of Twenty Four Million Dollars ($24,000,000).

B.	The Principal Agreement has been further amended by a fifth supplemental agreement dated 12 November 2010 (the “Fifth Supplemental Agreement’), a sixth supplemental agreement dated 5 May 2011 (the “Sixth Supplemental Agreement”) and a seventh supplemental agreement dated 26 March 2013 (the “Seventh Supplemental Agreement” and together with the Principal Agreement, the Fifth Supplemental Agreement and the Sixth Supplemental Agreement hereinafter called the “Amended Loan Agreement”) made among, inter alios, the Borrower, the Owner, the Manager and the Mortgagee and pursuant to which Seventh Supplemental Agreement, among other things, the Margin (as defined in the Amended Loan Agreement) has been amended for the periods set out therein, and the Mortgagee and the Owner have agreed to enter into this Amendment to the Mortgage. A copy of the form of each of the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and the Seventh Supplemental Agreement, are attached hereto as Exhibit 1, Exhibit 2 and Exhibit 3 respectively and shall be read together herewith.

NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

1. The Mortgage be and hereby is amended as follows:

A.           All references in the Mortgage to “this Mortgage” and “this First Preferred Mortgage” shall be read and construed to mean the Mortgage as supplemented and amended by this Amendment No.2 to First Preferred Mortgage.

B.           All references in the Mortgage to the “Loan Agreement” are hereby amended to read the “Amended Loan Agreement” and all references in the Mortgage to the Loan Agreement shall be read and construed as references to the Amended Loan Agreement.

C.           All the other terms and conditions of the Mortgage shall remain in full force and effect, and the Mortgage shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

2.           As amended by this Amendment No.2 to First Preferred Mortgage, the Mortgage is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

DEVOCEAN MARITIME LTD.		CREDIT SUISSE AG

By:		By:
	Name:		Name:
	Title:		Title:

ACKNOWLEDGMENT

PIRAEUS	)
: ss.:
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Athanasios Feidakis to me known, who being by me duly sworn did depose and say that he resides at 2 Zefyrou Street, Ekali, 14578 Athens, Greece; that he is Attorney-in-Fact of DEVOCEAN MARITIME LTD., the corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said corporation.

Special Agent of the Republic
of the Marshall Islands

PIRAEUS	)
: ss. :
PREFECTURE OF ATTICA,
REPUBLIC OF GREECE	)

On this 26 day of March 2013 before me personally came Albert Kromm to me known, who being by me duly sworn did depose and say that he resides at Building Kl, 1 Palea Leoforos Posidonos & 3 Moraitini Street, 175 01 Delta Paleo Faliro Athens, Greece; that he is Attorney-in-Fact of CREDIT SUISSE AG, the bank described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said bank.

Special Agent of the Republic
of the Marshall Islands

Exhibit 1

Fifth Supplemental Agreement

EXHIBIT 2

Sixth Supplemental Agreement

EXHIBIT 3

Seventh Supplemental Agreement

MEMORANDUM OF PARTICULARS

Name of Vessel	Official Number	Gross Tonnage	Net Tonnage
RIVER GLOBE	2977	31,261	18,291

Type of Instrument:	Amendment No. 2 to First Preferred Mortgage

Date of Instrument:	26 March 2013

Mortgagor;	DEVOCEAN MARITIME LTD.

Mortgagee	CREDIT SUISSE AG (formerly known as CREDIT SUISSE)

Date(s) of Maturity:	No Change

Total Amount of Mortgage:	No Change

Evidence of Mortgage Debt
(include date and amount):	Whereas clauses of the First Preferred Mortgage as amended by Amendment No. 2 to First Preferred Mortgage, the Amended Loan Agreement (as defined in the Mortgage as amended by Amendment No. 2 to First Preferred Mortgage), and Clause 3 of the First Preferred Mortgage as amended by Amendment No. 2 to First Preferred Mortgage

Separate discharge amount:	No Change

Intended Effect of Instrument:	to amend Mortgage covenants.

CREDIT SUISSE AG	DEVOCEAN MARITIME LTD.

By	By

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Georgios K. Karageorgiou
GLOBUS MARITIME LIMITED	)	Attorney-in-fact
in the Presence-of:	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Georgios K. Karageorgiou
DEVOCEAN MARITIME LTD.	)	Attorney-in-fact
in the presence of:	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Georgios K. Karageorgiou
ELYSIUM MARTIME LIMITED	)	Attorney-in-fact
in the presence of:	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Athanasios Feidakis
DOMINA MARITIME LTD.	)	Attorney-in-fact
in the presence of:	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

17

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Athanasios Feidakis
DULAC MARTIME S.A.	)	Attorney-in-fact
in the presence of:	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

EXECUTED as a DEED	)
by	)
for and on behalf of	)	Athanasios Feidakis
GLOBUS SHIPMANAGEMENT CORP.	)	Attorney-in-fact
in the presence of.	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

EXECUTED as a DEED	)
by	)
And by	)
for and on behalf of	)	Albert Kromm
CREDIT SUISSE AG	)	Attorney-in-fact
(formerly known as CREDIT SUISSE))
in the presence of:	)

/s/ KIRIAKOS SPOULLOS
Witness	KIRIAKOS SPOULLOS
Name:	GREEK ATTORNEY AT LAW
Address:	SOLICITOR
Occupation:	NORTON ROSE LLP

18